SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
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                          FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                                    April 23, 1996
                                   (April 23, 1996)

                     TrustCo Bank Corp NY

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  (Exact name of registrant as specified in its charter)


                           New York
             ----------------------------------
       (State or other jurisdiction of incorporation)


          0-10592                       14-1630287
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(Commission File Number)   (IRS Employer Identification No.)

  192 Erie Boulevard, Schenectady, New York     12305

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(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:

(518) 377-3311

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

TrustCo Bank Corp NY


Item 5.   Other Events
_______   ____________

     On April 23, 1996, TrustCo Bank Corp NY ("TrustCo") issued a press release regarding ALBANK Financial Corporation acquisition status. Attached is a copy of the press release labeled as Exhibit 99(a).


Item 7.  (c) Exhibits
______   Reg S-K Exhibit No.  Description
         ___________________   ____________
           99(a)               Press Release of April
                               23, 1996, regarding ALBANK
                               Financial Corporation
                               acquisition status.

                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 23, 1996

                                      TrustCo Bank Corp NY
                                      (Registrant)


                                      By: /s/William F. Terry
                                          ____________________
                                          William F. Terry
                                          Secretary

                   Exhibits Index
                 __________________



The following exhibits are filed herewith:


     Reg S-K Exhibit No.      Description
     __________________       ___________
     99(a)                    Press Release of
                              April 23, 1996, regarding
                              ALBANK Financial Corporation
                              acquisition status.

                                             Exhibit 99(a)


          William F. Terry
          Senior Vice President and Secretary
          518-381-3611



         TRUSTCO BANK CORP NY ANNOUNCES IT WILL NOT PURSUE
             ACQUISITION OF ALBANK FINANCIAL CORPORATION
                         AT THIS TIME
        -----------------------------------------------
Cites Management Entrenchment and Unwillingness to Negotiate
Premium Offer


FOR IMMEDIATE RELEASE:  Schenectady, New York - April 23,
1996

     TrustCo Bank Corp NY today announced that it does not intend to pursue an acquisition of ALBANK Financial
     Corporation at this time.

     Robert A. McCormick, President and Chief Executive Officer of TrustCo, said, "In March, 1996, TrustCo made an offer to acquire ALBANK for a combination of cash and TrustCo shares with a combined value of $40.00 per share (or $33.33 per share giving effect to ALBANK 6 for 5 stock split effective April 1, 1996). Despite our offer to acquire ALBANK in a transaction that represented a premium of 43% to the then market price of ALBANK's common stock, it has become clear that management has so entrenched itself that it will be virtually impossible to acquire ALBANK except in a negotiated transaction, and ALBANK has refused to enter into any negotiations. Had we the opportunity to present our offer to shareholders, we believe that ALBANK's shareholders would have enthusiastically supported it. It is unfortunate that ALBANK management has so structured the company that its shareholders are deprived of the right to consider an offer that will strengthen ALBANK's franchise and that is positive for both banks' shareholders, customers and communities."

     Mr. McCormick continued, "If the business combination were to take place, the emerging company would have the size and financial strength to survive in an era of continued -- and inevitable -- consolidation in the financial services industry. The local communities would benefit from having access to a locally managed, well run bank for the foreseeable future. Customers would have access to improved services available over a wider geographic area. Shareholders of ALBANK would have benefitted from an immediate gain in the value of their investment, and both shareholder groups would share in ownership of an emerging company which we believe would produce a tremendous return on their investment."

     Mr. McCormick said the company, while choosing not to pursue the acquisition at this time, reserved the option of doing so at some point in the future. "We will keep our options open, and may reevaluate this situation sometime in the future," he said.



     TrustCo is a $2.2 billion bank holding company and through its subsidiary, Trustco Bank, National
     Association, operates 47 banking offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady,
     Warren, and Washington counties. The common shares of the Company are traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol TRST.

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